UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
		    Washington, D.C. 20549


			    Form 8-K

			 Current Report

		  Pursuant to Section 13 or 15(d)
	      of the Securities Exchange Act of 1934


	Date of Report (Date of earliest event reported)

			December 19, 1996


		  Southern National Corporation
       (Exact name of registrant as specified in its charter)

		 Commission file number :  1-10853


      North Carolina                             56-0939887
(State of incorporation)          (I.R.S. Employer Identification No.)


      200 West Second Street
    Winston-Salem, North Carolina                               27101
(Address of principal executive offices)                     (Zip Code)


			   (910) 733-2000
	(Registrant's telephone number, including area code)


This Form 8-K has 5 pages. The sequential numbering of the pages is indicated in the lower center.

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ITEM 5. OTHER EVENTS

	The purpose of this Current Report on Form 8-K is to file the press release announcing Southern National Corporation's (NYSE:SNB) newly adopted stockholder rights plan.

EXHIBIT INDEX

Exhibit 99.1       Newly Adopted Stockholder Rights Plan


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December 17, 1996



FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS                                                  MEDIA
B. Gloyden Stewart, Jr.  Scott E. Reed                    Bob Denham
Senior Vice President    Senior Executive Vice President  Vice President
Investor Relations       Chief Financial Officer          Public Relations
(919) 246-4219           (910) 733-3088                   (910) 733-2202


Southern National adopts stockholder rights plan

	WINSTON-SALEM, N.C. -- Southern National Corporation (NYSE:SNB) announced today that its Board of Directors has adopted a "Rights Plan" for stockholders. The plan is designed to enhance the ability of all of Southern National's stockholders to realize the long-term value of their investment in Southern National and to permit the Board of Directors to play a role in the event of an unsolicited acquisition proposal. The Rights Plan provides that one preferred stock purchase "Right" will be distributed as a dividend on each outstanding share of Southern National's common stock as of the close of business on January 17, 1997.

	The Rights Plan is intended to deter coercive or unfair takeover tactics and to prevent an acquirer from gaining control of Southern National without offering fair and equal treatment to all of Southern National's stockholders.

	Details of the Rights Plan will be summarized in a letter to be mailed in the near future to all stockholders.





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	The Board of Directors declared a dividend to stockholders on record as of January 17, 1997, consisting of one Right for each common share held. Initially, the Rights, which will expire in 10 years, will not be exercisable and will not be transferable apart from the common stock. The Rights will become exercisable only if a person or group acquires 20% or more of Southern National's common stock, or Southern National's Board of Directors determines, pursuant to the terms of the Rights Plan, that any person or group that has acquired 10% or more of Southern National's common stock is an "Adverse Person." Each Right would then enable the holder to purchase 1/100th of a share of a new series of Southern National preferred stock at an initial exercise price of $145.00. The Board of Directors will be entitled to redeem the Rights at $.01 per Right under certain circumstances specified in the Rights Plan.

	If any person or group becomes the beneficial owner of 25% or more of Southern National's common stock, with certain exceptions, or if the Board of Directors determines that any 10% or more stockholder is an "Adverse Person," each Right will entitle its holder (other than the person triggering exercisability of the Rights) to purchase, at the Right's then-current exercise price, shares of Southern National's common stock having a value of twice the Right's exercise price. In addition, if after any person or group has become a 20% or more stockholder, Southern National is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells 50% or more of its assets or earning power to another person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, shares of common stock of such other person having a value of twice the Right's exercise price.

	Southern National, with $21.1 billion in consolidated assets at September 30, is the parent company of Branch Banking and Trust Company (BB&T) and controls the second largest share of deposits in North Carolina and the third largest in South Carolina. Through its subsidiaries in the Carolinas and Virginia, Southern National currently operates 423 banking offices in 219 cities and towns.

	The common stock of Southern National Corporation is traded on the New York Stock Exchange under the symbol SNB. The stock closed at $34.25 on December 16.



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S I G N A T U R E

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				    SOUTHERN NATIONAL CORPORATION
					  (Registrant)

				    By:     /S/ SHERRY A. KELLETT

						Sherry A. Kellett
				   Executive Vice President and Controller
					 (Principal Accounting Officer)

Date:  December 19, 1996

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